UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Gogo Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-1650905
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1250 N. Arlington Heights Rd., Suite 500, Itasca, IL	60143
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-178727 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

None

Item 1. Description of Registrant’s Securities to be Registered

A description of Gogo Inc.’s (the “Registrant”) common stock, par value $0.0001 per share (the “Common Stock”), is set forth under the caption “Description of Capital Stock” in the Registrant’s registration statement on Form S-1 (File No. 333-178727) filed with the Securities and Exchange Commission on December 22, 2011, as thereafter amended (the “Registration Statement”), which is incorporated herein by reference. The form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

The Registrant’s Common Stock to be registered hereunder has been approved for listing on the NASDAQ Global Select Market of The NASDAQ Stock Market LLC under the symbol “GOGO.”

Item 2. Exhibits

Under the instruction as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered with The NASDAQ Stock Market LLC and the shares of Common Stock registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 20, 2013

GOGO INC.

By:	/s/ Norman Smagley
Name: Norman Smagley
Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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